SERVICE AGREEMENT
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     This agreement made this 1st day of May, 1998, by and between ACCESS
COMMUNICATIONS, CORP. ("ACC") a corporation of the State of Delaware, and FIRST INDEPENDENT COMPUTERS, INC., a corporation of the State of Texas ("end-user").

     WHEREAS, ACC through and with, affiliated companies, provides domestic and international telecommunication services to preferred clientele, among which services covered by this Service Agreement is the opportunity for end-user to avail itself of long distance service as provided by ACC;

     WHEREAS, end-user desires to designate ACC as its carrier of choice to provide telecommunications services;

     WHEREAS, Access desires to act as the carrier of choice for this purpose;

     NOW, THEREFORE, in consideration of the promises set forth herein and good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed as follows:

1.       DUTIES OF ACC

     ACC shall provide end-user a state-of-the-art network capable of providing toll quality connections for long distance service and shall provide end-user with reasonable detailed reports and monthly billing statements.

2.       DUTIES OF END-USER

     End-user shall make timely payments pursuant to the terms set forth in the monthly billing statement. If end-user fails to make such payment within sixty (60) days of the invoice date, ACC has the right to cancel service to end-user.

3.       RATES AND CHARGES

     End-user shall be charged the following rate for Domestic Interstate calls for Inbound and Outbound calls:

             Dedicated Service:             .0525            per minute
             Switched Service:              .09              per minute
             Business Lines:                N A              per business line.

     Intrastate calls vary by state, 24 hours a day, seven days a week.

4.       TERM OF SERVICE AGREEMENT

     This Service Agreement shall remain in effect for three (3) years from the date first written above, unless it is earlier terminated by written notice to ACC.

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5.       FORCE MAJEURE

     Any failure or delay in the performance by either party of its obligations hereunder shall not be a breach of this Agreement if such failure or delay results from any act of God, governmental action (whether in its sovereign or contractual capacity), or any other circumstance beyond the control of the party, including but not limited to unforeseeable weather conditions, hurricane, earthquake, snowstorm, fire, flood, war, civil disorder, epidemics, quarantines, or embargoes.

6.       NOTICES

     Any notices required by this Service Agreement shall be made in writing and mailed by registered or certified mail, return receipt requested, or faxed and addressed to:

         If to End-user:

         First Independent Computers, Inc.
         402 Cypress, Suite 200
         Abilene, TX 79601
         Tel: (915) 674-3 100 Fax:
         Attention: Ken Klotz, President

         If to Access Communications, Corp.:

         2701 West Oakland Park Blvd
         Suite 225
         Fort Lauderdale, FL 33311
         Tel: (954) 453-6533
         Fax: (954) 453-3391
         Attention:  Robert Allison
                     Vice President of Sales

     Either party, by notice to the other, may designate another address or addressee to which notice must be sent.

7.       ASSIGNMENT

     End-user shall not and is expressly prohibited from assigning, or transferring this agreement or the rights and obligations hereunder without the prior written consent of Access.

8.       GOVERNING LAW, JURISDICTION AND ATTORNEYS' FEES

     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. For any and all actions under this Agreement, the venue shall be in Broward County, Florida. Any and all disputes arising under or in connection with this Agreement shall be settled by binding arbitration under the jurisdiction of the American Arbitration Association. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

9.       ENTIRE AGREEMENT

     Upon execution by the parties, this Agreement along with any exhibits, shall constitute the entire Agreement between the parties with respect to the subject matter hereof and shall merge all prior and contemporaneous communications. The Agreement can only be amended or modified by a written agreement duly signed by the parties.

10.      SEVERABILITY

     If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

11.      NO WAIVER

     No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

12.      SECTION HEADINGS

     The section headings used in this Agreement and any attached exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

First Independent Computers, Inc.               Access Communications, Corp.

By:  /s/ Kenneth A. Klotz                       By:  /s/ Robert J. Allison
     --------------------                            -----------------------
     Kenneth A. Klotz                                Robert J. Allison
Title:  President                               Title:  Vice President of Sales